SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

TEGAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-26824	68-0370244

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2201 SOUTH MCDOWELL BOULEVARD, PETALUMA, CALIFORNIA 94955

(Address of principal executive offices) (Zip Code)

(707) 763-5600

(Registrants' telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On June 30, 2003, Tegal Corporation ("Tegal") entered into agreements with investors to raise up to $7,200,000 in a private placement to institutional and individual investors of (i) an aggregate of $7,165,000 in principal amount of Tegal's 2% Convertible Secured Debentures, convertible into common stock at $0.35 per share and (ii) warrants to purchase approximately 4,100,000 shares of its common stock, exercisable at $0.50 per share. The first tranche of approximately $1,000,000 of the private placement was completed on June 30, 2003 and the second tranche will be completed following shareholder approval at Tegal's annual meeting currently scheduled for August 26, 2003. Certain investors will have a right to designate a director. A copy of Tegal's press release dated July 1, 2003 is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference herein in its entirety.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits:

4.1	Form of Unit Subscription Agreement.

4.2	Form of Security Agreement.

4.3	Form of Registration Rights Agreement.

4.4	Form of Debenture.

4.5	Form of Warrant.

99.1	Press Release dated July 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2003

Tegal Corporation (Registrant)
By: /S/ MICHAEL L. PARODI Michael L. Parodi President and Chief Executive Officer

EXHIBIT INDEX

EXHIBITS

4.1	Form of Unit Subscription Agreement.

4.2	Form of Security Agreement.

4.3	Form of Registration Rights Agreement.

4.4	Form of Debenture.

4.5	Form of Warrant.

99.1	Press Release dated July 1, 2003.